UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2023

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 West Sam Houston Parkway S., Suite 1100 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2023, the Board of Directors (the “Board”) of Dril-Quip, Inc. (the “Company”) approved and adopted the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”), which became effective the same day. Among other things, the amendments: (a) enhance the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders, including by requiring, in each case: (1) certain additional background information regarding the proposing stockholders, proposed nominees or business, as applicable, and other persons related to such matter, (2) a representation as to whether such stockholder will engage in a solicitation with respect to such nomination or proposal, as applicable, whether such solicitation will be conducted as an exempt solicitation, the name of each participant in such solicitation, the amount of the cost of solicitation that has been and will be borne by each participant in such solicitation and, in the case of nominations, confirming that such stockholder intends to deliver, in the same manner required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a proxy statement or form of proxy to holders of shares representing at least 67% of the voting power of the Company’s outstanding stock entitled to vote generally in the election of directors, or in the case of other business, whether such stockholder intends to deliver, in the same manner required of the Company under the Exchange Act, a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding stock required to approve or adopt such proposal, and (3) a representation that, promptly after soliciting the required percentage of stockholders described above, as applicable, the stockholder submitting such matter will provide the Company with documents specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the required percentage, as applicable, of the Company’s stock; (b) clarify the procedural mechanics with respect to additional and substitute nominees; and (c) require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white. The Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing summary of the amendments to the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Dril-Quip held on May 16, 2023, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in Dril-Quip’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 28, 2023.

Proposal 1-Election of Directors

The following nominees for director were elected to serve three-year terms expiring at the 2026 annual meeting of stockholders by a majority of the votes cast at the annual meeting:

	For	Against	Abstentions	Broker Non-Votes
Jeffrey J. Bird	30,522,138	820,849	14,165	1,271,574
John V. Lovoi	25,195,630	6,147,874	13,648	1,271,574

Proposal 2-Approval of Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as independent registered public accountants for Dril-Quip for 2023 was approved by the majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
32,346,396	281,561	769	0

Proposal 3-Advisory Vote to Approve Executive Compensation

The advisory vote on the compensation of Dril-Quip’s named executive officers received the affirmative vote of a majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
30,804,785	533,880	18,487	1,271,574

Proposal 4-Advisory Vote on the Frequency of Advisory Votes to Approve Executive Compensation

With respect to the advisory vote on the frequency with which to hold future advisory votes on the compensation of Dril-Quip’s named executive officers, “One Year” received the highest number of affirmative votes cast for the proposal at the meeting:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
29,917,534	2,906	1,369,785	66,927	1,271,574

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Dril-Quip, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: May 18, 2023